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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-111302) pertaining to the Amended and Restated 1993 Equity Incentive Plan, the Amended and Restated 2003 Stock Incentive Plan, and the 2003 Employee Stock Purchase Plan of NitroMed, Inc. of our report dated February 9, 2005, with respect to the financial statements of NitroMed, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.



                                            /s/ Ernst & Young LLP


Boston, Massachusetts
March 8, 2005